Exhibit 99.1

TMSR Holding Announces Changes to Its Board of Directors

WUHAN, China, Sep. 5, 2018 /PRNewswire/ - TMSR Holding Company Limited ("TMSR" or the "Company") (NASDAQ:TMSR), a holding company with its subsidiaries engaging in the production and sales of solid waste recycling and comprehensive utilization equipment, today announced that Ms. Yaqing Hu and Ms. Hui Zhu resigned from their positions as members of the Board of Directors (the “Board”) of the Company, effective August 31, 2018. Ms. Hu and Ms. Zhu’s resignations were due to their personal reasons and were not a result of any disagreement with the Company relating to its operations, policies or practices.

To fill the vacancies created by Ms. Zhu’s resignation, the Company’s Board appointed Mr. Hongxiang Yu as a director of the Board and chairman of the Audit Committee, effective August 31, 2018. To fill the vacancies created by Ms. Hu’s resignation, the Board appointed Ms. Yilei Shao as a director of the Board and chairwoman of the Compensation Committee, effective August 31, 2018.

Mr. Hongxiang Yu has been a director for American Lorain Corporation, a company listed on New York Stock Exchange (AMEX: ALN) since 2016. Mr. Yu has served as the head of the internal auditing department of Hongrun Construction Group Co., Ltd., a company listed on the Shenzhen Stock Exchange, and as general manager for Hongrun’s foundation engineering subsidiary, since August 2006. In September 2015, Mr. Yu established, and has been the Chairman of, Shanghai Highlights Asset Management Co., Ltd., a company engaged in assets management and private equity investment in China. Since April 2016, Mr. Yu has also served as the Vice Chairman of Tianjin Dragon Film Limited, a company engaged in investment in film industry including the both upstream and downstream chain of film production business in China. Mr. Yu received his Bachelor degree in International Trade in 2004 from University of Portsmouth in the UK and his Master degree in International Human Resources Management in 2006 from University of Portsmouth.

Ms. Yilei Shao was nominated to serve as a director for American Lorain Corporation, a company listed on New York Stock Exchange (AMEX: ALN) in 2018. Ms. Shao has served as founder and chief executive officer of Shanghai Jianshi Management Consulting Limited, focusing on cross-border advisory services for Chinese companies and strategic consulting, since 2011. Ms. Shao served as Vice President in the Credit Derivatives Department of Goldman Sachs in New York from 2005 to 2010. Ms. Shao received a bachelor degree in computer science from Shanghai Jiao Tong University and a Ph.D. in Computer Science from Princeton University.

“We’d like to thank Ms. Zhu and Ms. Hu for their leadership, guidance and dedication to TMSR while serving as members of the Board,” said Jiazhen Li, Chairwoman of TMSR. “We are also very delighted that Mr. Yu and Ms. Shao have agreed to join our Board and look forward to their expertise and insights in helping further strengthen our Board.”

About TMSR Holding Company Limited

Founded in 2009, TMSR Holding Company Limited engages in the research, development, production and sale of an array of solid waste recycling systems for the mining and industrial sectors in the PRC. it provides end users in these markets with a clean alternative to traditional waste disposal by significantly reducing solid waste discharge into the environment and enabling such users to extract value from valuable metals and other industrial waste materials. For more information about TMSR, please visit www.tmsrholding.com.

Safe Harbor Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements may include, but are not limited to, statements containing words such as "may," "could," "would," "plan," "anticipate," "believe," "estimate," "predict," "potential," "expects," "intends", "future" and "guidance" or similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to change at any time. These forward-looking statements are based upon management's current expectations and are subject to a number of risks, uncertainties and contingencies, many of which are beyond the Company's control that may cause actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's public filings with the Securities and Exchange Commission, including the Company's annual report on 10-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable law.

Investor Relations:

Tony Tian, CFA

Weitian Group LLC

Email: ttian@weitianco.com

Phone: +1 732 910 9692